As filed with the Securities and Exchange Commission on February 11, 2005

Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
the Securities Exchange Act of 1933

FSI International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	41-1223238
(State or other jurisdiction)	(IRS Employer
of incorporation	Identification No.)

3455 Lyman Boulevard
Chaska, Minnesota	55318

(Address of principal executive offices)	(Zip Code)

FSI INTERNATIONAL, INC. 1997 OMNIBUS STOCK PLAN
AND

FSI INTERNATIONAL, INC. EMPLOYEES STOCK PURCHASE PLAN

(Full title of the plans)

DONALD S. MITCHELL
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
FSI INTERNATIONAL, INC.
3455 LYMAN BOULEVARD
CHASKA, MINNESOTA 55318

(Name and address of agent for service)

(952) 448-5440

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock,	550,000
no par value	Shares	$ 4.52	$ 2,486,000	$ 293

(1)	This Registration Statement relates to an additional 300,000 shares to be offered under the registrant’s 1997 Omnibus Stock Plan, for which 4,800,000 shares of Common Stock were registered under Registration Statements on Form S-8 (Nos. 333-30675, 333-50991, 333-96275, 333-61164, 333-104088 and 333-113735), and an additional 250,000 shares of Common Stock to be offered under the registrant’s Employees Stock Purchase Plan, for which 2,550,000 shares were registered under Registration Statements on Form S-8 (Nos. 33-33647, 33-39920, 33-46296, 33-77852, 333-19677, 333-50991, 333-96275, 333-61164, 333-104088 and 333-113735).

(2)	Estimated solely for the purpose of the registration fee under Rules 457(c) and (h) he Securities Act of 1933, based on the average of the high and low sale prices per share of the registrant’s Common Stock on February 7, 2005 as reported on the Nasdaq National Market

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SIGNATURES
INDEX TO EXHIBITS
Opinion/Consent of Faegre & Benson LLP
Consent of KPMG LLP
Powers of Attorney of Directors and Officers
1997 Omnibus Stock Plan as Amended and Restated
Employees Stock Purchase Plan as Amended and Restated

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 300,000 shares of the registrant’s Common Stock to be issued pursuant to the registrant’s 1997 Omnibus Stock Plan and 250,000 shares of the registrant’s Common Stock to be issued pursuant to the registrant’s Employees Stock Purchase Plan. There are incorporated in this Registration Statement by reference the contents of the registrant’s Registration Statements on Form S-8 (Nos. 33-33647, 33-39920, 33-46296, 33-77852, 333-19677, 333-30675, 333-50991, 333-96275, 333-61164, 333-104088 and 333-113735) related to the plans and amendments thereof, previously filed with the SEC.

EXHIBITS

Exhibit	Description
5	Opinion of Faegre & Benson LLP.
23.1	Consent of Faegre & Benson LLP (included in Exhibit 5).
23.2	Consent of KPMG LLP.
24	Powers of Attorney of directors and officers.
99.1	FSI International, Inc. 1997 Omnibus Stock Plan, as amended and restated.
99.2	FSI International, Inc. Employees Stock Purchase Plan, as amended and restated.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota, on February 11, 2005.

FSI INTERNATIONAL, INC.

By	/s/ Donald S. Mitchell

Donald S. Mitchell Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 11, 2005 by the following persons in the capacities indicated:

/s/ Donald S.Mitchell Donald S.Mitchell	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ Patricia M.Hollister Patricia M.Hollister	Chief Financial Officer (Principal Financial and Accounting Officer)

James A. Bernards
Terrence W. Glarner
Willem D. Maris	A Majority of the Board of Directors*
Donald S. Mitchell Krishnamurthy Rajagopal

*	Patricia M. Hollister, by signing her name hereto, hereby signs this document on behalf of each of the above-named officers or directors of FSI International, Inc. pursuant to powers of attorney duly executed by those persons.

/s/ Patricia M. Hollister
Patricia M. Hollister
Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit	Description
5	Opinion of Faegre & Benson LLP	Filed Electronically
23.1	Consent of Faegre & Benson LLP (included in Exhibit 5)
23.2	Consent of KPMG LLP	Filed Electronically
24	Powers of Attorney of directors and officers	Filed Electronically
99.1	FSI International, Inc. 1997 Omnibus Stock Plan, as amended and restated	Filed Electronically
99.2	FSI International, Inc. Employees Stock Purchase Plan, as amended and restated	Filed Electronically

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